                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  October 27, 2000


                              800America.com, Inc.
               (Exact name of issuer as specified in its charter)



               Nevada                   000-28547             87-0567884
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        File Number)       dentification Number)


                              420 Lexington Avenue
                               New York, NY 10170
              (Address of principal executive offices and zip code)


                                 (800) 999-5048
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported, on October 27, 2000, 800America.com, Inc. ("Registrant") acquired Inshop.com, Inc. ("Inshop") pursuant to a Stock Acquisition Agreement between Registrant, Inshop and certain shareholders of Inshop (the "Agreement") and issued in the aggregate 1,800,000 shares of its restricted common stock to the shareholders of Inshop. Pursuant to the terms of the Agreement, Registrant intends to operate Inshop as a subsidiary.

Closing of the transaction was subject to shareholder approval of the Inshop Shareholders. No shareholder approval by Registrant's shareholders was required.

There is no relationship between Registrant or its affiliates, officers or directors and Inshop or its affiliates, officers and directors.

The exchange ratio provided for in the stock Acquisition Agreement was arrived at by arms length negotiation based upon the revenues, income and potential for growth of Inshop as of the time the transaction was negotiated.

The Registrant is filing the following information relating to the transaction.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)      Financial Statements of Business Acquired.

(b)      Pro Forma Financial Information.

(c)      Exhibits.


         Exhibit Number  Description
         --------------  -------------------------------------------------------
              2          Form of Stock Acquisition Agreement (previously filed).

ITEM 7a



PRICEWATERHOUSECOOPERS


                                                 Pricewaterhouse Coopers LLP
                                                 1301 Avenue of the Americas New
                                                 York NY 10019-6013 Telephone
                                                 (212) 259-1000 Facsimile (212)
                                                 259-1301



                        Report of Independent Accountants

To the Board of Directors and Stockholders of inshop.com, Inc.:


In our opinion, the accompanying balance sheet and related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of inshop.com, Inc. (a development stage company) (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the Financial statements, the Company has suffered operating losses since inception. This and other factors raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


March 10, 2000                                       Pricewaterhouse Coopers LLP
New York, New York
inshop.com, Inc.
(A development stage company)
Balance Sheet
________________________________________________________________________________


                                                                                                             December 31,
                                                                                                                 1999

Assets
         Current assets:
                  Cash and cash equivalents                                                                   $4,082,226
                  Prepayments and other current assets                                                            43,949
                                                                                                              ----------

                           Total current assets                                                                4,126,175

                  Property and equipment, net                                                                    325,990
                  Restricted cash                                                                                 95,564
                                                                                                              ----------

                           Total assets                                                                       $4,547,729
                                                                                                              ----------

Liabilities, mandatorily redeemable convertible preferred stock and stockholders' deficit
         Current liabilities:
                  Accounts payable and accrued expenses                                                         $480,545
                                                                                                              ----------

                           Total current liabilities                                                             480,545
                                                                                                              ----------

Commitments (Note 8)

Mandatorily redeemable
         Series A Convertible Preferred Stock, net of offering costs ($.01 par value; 10,000,000 shares authorized, 5,692,394 issued
         and outstanding) (liquidation preference of $7,095,000)                                               6,767,518

Stockholders' deficit:
         Common stock ($0.01 par value, 20,000,000 shares authorized,
         8,089,800 shares issued and outstanding)                                                                 80,898
         Additional paid in capital                                                                              692,657
         Accumulated deficit                                                                                 (3,473,889)
                                                                                                             -----------

                  Total stockholders' deficit                                                                (2,700,334)
                                                                                                             -----------

                  Total liabilities, mandatorily redeemable convertible
                  preferred stock and stockholders' deficit                                                   $4,547,729
                                                                                                              ----------


   The accompanying notes are an integral part of these financial statements inshop.com, Inc.
(A development stage company)
Statement of Operations
________________________________________________________________________________

                                                                                                         For the Period
                                                                                                        January 28, 1997
                                                                                  Year Ended             (Inception) to
                                                                                 December 31,              December 31,
                                                                                     1999                     1999

Total revenues                                                                   $                             $21,823
                                                                                 -----------               -----------

Cost of revenues:
         Website development and operations                                          324,602                   401,619
         Content development                                                         208,264                   242,546
                                                                                 -----------               -----------

                  Total cost of revenues                                             532,866                   644,165
                                                                                 -----------               -----------

                  Gross margin                                                      (532,866)                 (622,342)
                                                                                 -----------               -----------

Operating expenses:
         Sales and marketing                                                       1,528,173                 1,599,855
         Technology                                                                  127,743                   127,743
         General and administrative                                                  982,716                 1,232,988
                                                                                 -----------               -----------

                  Total operating expenses                                         2,638,632                 2,960,586
                                                                                 -----------               -----------

                  Loss from operations                                            (3,171,498)              (3,582,928)
                                                                                 -----------               -----------

Other income:
         Interest and other income                                                   111,416                   120,892
         Interest expense                                                            (11,853)                  (11,853)
                                                                                 -----------               -----------

                  Total other income (expense)                                        99,563                   109,039
                                                                                 -----------               -----------

                  Net loss                                                        (3,071,935)               (3,473,889)
                                                                                 -----------               -----------

         Accretion of mandatorily redeemable
         convertible preferred stock to redemption value                             (30,584)                  (30,584)
                                                                                 -----------               -----------

                  Loss available to common stockholders                          $(3,102,519)              $(3,504,473)
                                                                                 -----------               -----------

   The accompanying notes are an integral part of these financial statements


inshop.com, Inc.
(A development stage company)
Statement of Stockholders' Deficit
________________________________________________________________________________

                                                   Common Stock                Additional
                                               ----------------------            Paid in         Accumulated
                                               Shares           Amount           Capital          Deficit            Total

Issuance of Founder's common
     stock for cash                           5,100.000         $ 51,000        $ (42,118)                           $  8,882

Issuance of common stock for
     cash                                     2,314,800           23,148          224,634                             247,782

Compensatory common shares
     granted to employees                                                          52,000                              52,000

Compensatory stock options
     granted to non-employees                                                      80,520                              80,520

Net loss                                                                                         $ (401,954)         (401,954)
                                             ----------         --------        ---------     -------------      ------------

Balance at December 31, 1998                  7,414,800           74,148          315,036          (401,954)          (12,770)

Exercise of stock options                       675,000            6,750           74,250                              81,000

Compensatory stock options
     granted to non-employees                                                     288,232                             288,232

Compensatory common shares
     granted employees                                                             32,500                              32,500

Stock options issued in connection
     with issuance of mandatorily
     redeemable preferred stock                                                     6,327                               6,327

Stock compensation charges
     related to the issuance of the
     AOL warrant                                                                    6,896                               6,896

Accretion of mandatorily
     redeemable convertible
     preferred stock to redemption
     value                                                                        (30,584)                            (30,584)

Net loss                                                                       (3,071,935)                         (3,071,935)
                                             ----------         --------        ---------     -------------      ------------

Balance at December 31, 1999                 $8,089,800         $ 80,898        $ 692,657     $ (3,473,889)       $(2,700,334)
                                             ----------         --------        ---------     -------------      ------------



inshop.com, Inc.
(A development stage company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                                      For the Period
                                                                                                     January 28, 1997
                                                                                Year Ended            (Inception) to
                                                                                December 31,            December 31,
                                                                                    1999                    1999
Cash flows from operating activities:
     Net loss                                                                   $ (3,071,935)             $ (3,473,889)

     Adjustments to reconcile net loss to net cash used in operating activities:
       Compensatory warrants issued to a service provider                              6,896                     6,896
       Compensatory stock options granted to non-
        employees                                                                    288,232                   368,752
       Compensatory common shares issued to employees                                 32,500                    84,500
       Depreciation and amortization                                                  60,298                    60,298
       Increase in prepayments and other current assets                              (43,950)                  (43,950)
       Increase in accounts payable and accrued expenses                             427,798                   480,544
                                                                                ------------               -----------
         Net cash used in operating activities                                    (2,300,161)               (2,516,849)
                                                                                ------------               -----------

Cash flow from investing activities:
     Increase in restricted cash                                                     (95,564)                  (95,564)
     Purchases of property and equipment                                            (362,312)                 (386,288)
                                                                                ------------               -----------
         Net cash used in investing activities                                      (457,876)                 (481,852)
                                                                                ------------               -----------

Cash flows from financing activities:
     Proceeds from the exercise of stock options                                      81,000                    81,000
     Proceeds from issuance of common stock                                                -                   256,665
     Net proceeds from issuance of mandatorily
      redeemable convertible preferred stock                                       6,743,262                 6,743,262
                                                                                ------------               -----------
         Net cash provided by financing activities                                 6,824,262                 7,080,927
                                                                                ------------               -----------

         Net increase in cash and cash equivalents                                 4,066,225                 4,082,226

Cash and cash equivalents, beginning of period                                        16,001                         -
                                                                                ------------               -----------

         Cash and cash equivalents, end of period                                $ 4,082,226               $ 4,082,226
                                                                                ------------               -----------

Cash paid for:
     Interest                                                                     $   39,082               $    39,082
                                                                                ------------               -----------

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------


1.       Organization and Basis of Presentation

         Organization inshop.com, Inc. ("inshop" or "the Company") is a Delaware corporation, which was incorporated in June 1999. inshop was formed to succeed Insider Shopping LLC,

         An investor group originally organized Insider Shopping LLC as a New York limited liability company in January 1997. The Company was formed to provide local shopping and shopping related content via a telephone system and subsequently developed a Web site for delivering its content through the Internet.

         Basis of Presentation
         The financial statements have been prepared on a going-concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company has incurred substantial losses since its inceptions and has financed its operations to date by capital contributions raised in private financing. As of December 31, 1999, the Company has a stockholders' deficit of $2,700,334. In addition, the Company expects to incur substantial costs and expenses during the year ending December 31, 2000; accordingly, the Company will require additional funds to meet planned obligations over the next twelve months which it expects to obtain from additional private financing, however, it currently has no commitment for additional financing. There can be no assurance that such funds, if at all available, can be obtained on terms reasonable to the Company. In the event the Company is unable to raise additional funds, planned operations will need to be scaled back or discontinued. Continuance of the Company as a going concern is dependent upon, among other things, the Company's ability to obtain adequate long-term financing and profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Recapitalization
         These financial statements reflect the recapitalization on June 2, 1999 of Insider Shopping LLC as a corporation and the conversion of each membership interest in the limited liability Company into shares of common stock.

2.       Significant Accounting Policies and Procedures

         Fixed Assets
         Depreciation of equipment, furniture and fixtures, and purchased computer software is provided for by the straight-line method over their estimated useful lives ranging from three to five years. Amortization of leasehold improvements is provided for over the lesser of the term of the related lease or the estimated useful life of the improvement. Repairs and maintenance costs are charged to operations in the periods incurred.

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------

         Computer Software Costs
         The Company applies the provisions of Statement of Position 981, "Accounting for the cost of Computer Software Develop or Obtained from Internal Use" ("SOP 98-1") which provides guidance for accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. Costs incurred during the preliminary project stage are expensed as incurred. Computer software costs incurred during the application development stage are capitalized. Typically, these costs relate to third party consulting costs directly associated with the development of the internal use computer software. Amortization commences once the software is ready for its interned used and is amortized by the straight-line method over the estimated useful life, typically twelve to eighteen months.

         Cash and Cash Equivalents
         Cash and Cash Equivalents include money market accounts and highly liquid investments purchased with original maturities of three months or less. The Company maintains its cash and cash equivalents in highly rated financial institutions.

         Fair Value of Financial Instruments
         The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities

         Revenue Recognition
         Subscription services revenues are recognized over the period that services are provided.

         Risks and Uncertainties
         The Company has a limited operating history and its prospects are subject to the risks, expenses, and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks include the failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web consumers, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. Management believes that sufficient funding will be available to meets its planned business objectives for a reasonable period of time; however, there can be no assurance that inshop will be successful in its efforts to raise additional capital.

         Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------

         Advertising Costs
         The Company expenses the costs of advertising in the period in which the costs are incurred. Advertising expenses were approximately $1,280,000 for the year ended December 31, 1999.

         Income Taxes
         The Company recognizes deferred taxes by the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         Stock based compensation
         The accompanying financial position and results of operations of the Company have been prepared in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees: ("APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in the financial statement's in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock is equal to or less than the amount an employee must pay to acquire the stock. The Company will recognize compensation expense in situations where the terms of an option grant are not fixed or where the fair value of the Company's common stock on the grant date is greater than the amount an employee must pay to acquire the stock.

         Disclosures require by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair-value-based method of accounting for stock-based compensation, have been included in Note 6.

         The fair value of options and warrants granted to non employees for financing, goods or services are included in the financial statements and expenses over the life of the debt, as goods are utilized or the services performed, respectively.

         Stock options granted to non-employees
         The fair value of options granted to non-employees for services rendered is recognized as an expense in accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

         Comprehensive Income
         In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income" ("FAS 130"). This statement requires companies to classify items of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. FAS 130 is effective for financial statement issues for fiscal years beginning after December 15, 1997. The Company adopted FAS 00 in fiscal year 1999. There was no difference between net income and comprehensive income for the year ended December 31, 1999.

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------

3.      Fixed Assets

        Fixed assets consist of the following:

                                                                       Estimated                         December 31,
                                                                       Useful Life                          1999

         Computers and equipment                                       3 years                         $    219,291
         Leasehold improvements                                        Term of lease or 5 years              18,221
         Furniture and fixtures                                        5 years                               34,117
         Software developed for internal use                           18 months                            114,659
                                                                                                          ---------

         Less, accumulated depreciation and amortization                                                    (60,298)
                                                                                                           --------

         Total fixed assets                                                                               $ 325,990
                                                                                                          ---------

4.       Mandatory Redeemable Preferred Stock

         Series A, convertible participating preferred stock
         In June and November 1999, the Company completed a private offering of 3,309,531 and 2,392,863 shares of Series A mandatory redeemable, convertible participating preferred stock ("Series A Preferred Stock"), respectively, at a price of $1,2464 per share, providing gross proceeds of approximately $4.12 million and $2.97 million, respectively.

         The holders of the Series A Preferred Stock are entitled to: (i) receive dividends when and if declared by the Board of Directors prior to December 31, 200 1; (ii) receive a dividend at an annual rate of LIBOR, plus 4% commencing January 1, 2002; (iii) a liquidation preference equal to the $1.2464 plus any accrued and unpaid dividends;
         (iv) mandatory redemption of the preference amount in cash at any time after January 1, 2004; (v) vote at a special or annual Meeting of stockholders, (vi) elect one director of the Company; and (vi) covert shares of Series A Preferred Stock to shares of the Company's common stock at a rate of $1.2464 divided by the conversion price of $1.2464 as adjusted for dividends, issuance of rights to purchase common stock, certain distributions and other changes.

         In the event of a public offering of the Company's stock, the shares of Series A Preferred Stock will automatically convert into common shares.

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------

5.       Capital Stock

         At December 31, 1999 the authorized capital stock of the Company consists of 20,000,000 shares Of Common Stock, $.01 par value per share and 10,000,000 of Preferred Stock, $.01 par value per share The Board of Directors of the Company has the authority to issue Preferred Stock in series with rights and privileges determined by the Board. Upon formation of the Company, 7,414,800 shares of $.01 par value Common Stock were issued to the founders for $256,664.

         In 1999, inshop issued 50,000 shares of the Company's common stock to an employee in exchange for services provided. The Company recorded a non-cash compensation expense of $32,500 based upon the $0.65 fair value of the Company's common shares on the date of the issuance as determined by the Company's Board of Directors.

         Warrants Issued to Related Party
         In November 1999, the Company issued to America Online/Digital Cities warrants to purchase up to 401,155 shares of the Company's Mandatory Redeemable Preferred Stock at a price of $1.2464 per share in exchange for banner advertising on the American Online/Digital Cities Website. For the year ended December 31, 1999, the Company recorded a non-cash charge of $6,996 as a marketing expense, representing the fair value of the advertising services received in 1999 in exchange for the warrants. In connection with the warrant issued to America Online, 234,693 prorata warrants at a price of S 1.2464 were issued to the other Preferred Stock shareholders including AOL in order that the preferred shareholders have the ability to maintain their ownership percentages.

6.       Stock Options

         Stock Option Plan
         In 1999, inshop's Board of Directors and stockholders adopted the Company's 1999 Stock Option Plan ("the Plan"). The Plan provides for the granting of stock options at the discretion of the Board of Directors. The total number of shares of Common Stock for which options may be granted under the Plan is 1,600,000.

         The Board of Directors determines the exercise price of all stock options granted under the Plan at the time of grant. The maximum term of each option granted under the Plan is ten years from the date of grant. Options shall become exercisable at such times and in such installments as the Board of Directors shall provide in the terms of each individual award.

         The exercise price of all options under the Plan, which range from $0.94-$1.25, were determined based upon the fair market value of inshop's Common Stock on the date of grant as determined by the Company's board of directors,

         Stock option activity under the Plan can be summarized as follows:

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------


                                                                                                   Weighted-
                                                                       Number of                    Average
                                                                        Shares                  Exercise Price
         Outstanding at January 1, 1999
                  Granted                                                908,291                 $    1.22
                  Exercised                                                    -                         -
                  Forfeited                                              191,408                      1.25
                                                                         -------                 ---------
         Outstanding at December 31, 1999                                 16,883                 $    1.22
                                                                         -------                 ---------

         Options available for future grant                              883,117
         Options exercisable                                             123,469                 $    1.06

         At December 31, 1999 the weighted-average remaining contractual life of the outstanding options approximated 10 years.

         Stock-Based Compensation
         As permitted by FAS 123, the Company applies APB 25 and related interpretations in accounting for employees stock option awards. In accordance with the provisions of FAS 123, the Company discloses pro forma effects of accounting for such arrangements using the minimum value method of the Black-Scholes option-pricing model. Based on the fair value of the stock options at the date of grant, the Company's net loss for the year ended December 31, 1999 would not have been adjusted.

         The fair value of each option grant to employees is estimated using the minimum-value method of the Black-Scholes option-pricing Model, which assures no volatility. The values were obtained using' assumptions, which were derived using information provided by the management of the Company. Changes in the information would affect the assumptions and the option prices derived from those assumptions. The weighted average assumptions used for the grants made in 1999 were as follows: risk free interest rate ranging between 4.42%-6.0 1%, expected option life ranging between one to five years and dividend yield 0.0%.

         During 1999, the Company issued options to purchase up to 369,794 shares of the Company's Common Stock to consultants and advisors. The options vest over different time periods of up to three years. In accordance with Emerging Issues Task Force Abstract No. 9618, "Accounting for Equity Investments That are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services", the Company is recording the value of the services being received based on the fair value of the options provided or the services received whichever is more reliably measured. The fair value of these options has been estimated using the Black-Scholes options pricing model based on the following weighted average assumptions: risk free interest rate ranging between 4.42%-6.01 %, expected option life ranging between one to rive years, dividend yield 0.0% and volatility of 50%. In 1999, the Company recorded non-compensation of approximately $288,000 related to such awards.

         In connection with the sales of the Company's Series A Preferred Stock, the Company issued options to purchase 74.100 and 127,450 shares of the Company's common shares at exercise prices of $0.94 and $1.25, respectively to the financial advisor of the Company. The Company recorded issuance costs of $6,327 related to these options.

inshop.com, Inc.
(A development stage company)
Notes to Consolidated Financial Statements
December 31, 1999
--------------------------------------------------------------------------------

7.       Related Party Transactions

         In November 1999, the Company entered into a contract with America Online/Digital Cities, a holder of inshop stock, whereby America Online/ Digital Cities agreed to deliver certain traffic to a co-branded Website with the Company for a period of one year.
         (See Note 5)

         The Company entered into a License and Support Agreement with a stockholder in 1999, whereby inshop.com issued a license to inshop UK in exchange for a 25% interest in the UK entity.

8.       Commitments

         Operating leases the Company leases office space under a non-cancelable operating lease expiring in 2005. The following is a schedule of future minimum lease payments under non-cancelable operating leases as of December 31, 1999:

         2000                                                          $ 159,105
         2001                                                            196,074
         2002                                                            201,956
         Thereafter                                                      530,852
                                                                       ---------
                                                                      $1,087,987
                                                                      ----------

         Rent expense for the year ended December 31, 1999 was approximately $93,000.

9.       Subsequent Events

         In January 2000, the Board of Directors approved a verbal agreement with CAE Solutions, a related party, under which CAE Solutions will provide technical services to the Company. Under the agreement, the Company with pay CAE a monthly fee of tip to $44,000 and will issue CAE Solutions 160,000 shares of the Company's common stock upon completion of the initial 12 month term of the agreement. The Company will account for the issuance of such shares under the provisions of EITF 96-18.

ITEM 7b


                              800America.com, Inc.
                               Pro Forma Combined
                         Condensed Financial Information


     On October 24, 2000, 800America . com, Inc. (800America) acquired all the outstanding common and preferred stock of Inshop . com (InShop) in exchange for 1,187,493 shares of 800America . com, Inc. common stock.

     The acquisition will be accounted for as a purchase. The stock issued was valued at $1 per share for a total purchase price of $1,817,493 allocated as follows:

     Customer list (approximately 103,000 names)       $917,493
     Goodwill                                           900,000
                                                     ----------
            Total                                    $1,817,493


     The stock was valued at the average price per share during the month the agreement was reached which value was reduced by one-third due to the restricted nature of the stock and its volatility. It was valued at approximately $9 per customer and will be amortized over seven years. The customer list consist of retail stores around the country that have agreed to participate with InShop The equipment of Inshop was not considered to have any value.

     The unaudited pro forma condensed consolidated balance sheet of 800America .. com Inc. and Inshop as of September 30, 2000 reflects adjustments as if the acquisition had been made as of that date. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 1999 and for the nine months ended September 30, 2000 reflect adjustments as if acquisition had occurred on January 1, 1999 and January 1, 2000 respectively.

     The unaudited pro forma condensed consolidated balance shee t and statement of income should be read in conjunction with the separate historical audited financial statements of 800America . com Inc. and Inshop and the related notes appearing elsewhere in this report. The pro forma financial information is not nece s sarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined company. Actual statements of operations of the companies will be consolidated commencing on the date of the acquisition.

                             800America . com, Inc.
                          Unaudited Pro Forma Combined
                             Condensed Balance Sheet
                               September 30, 2000




                                                                     Historical       Historical        Pro Forma       Pro Forma
                                                                     800America       InShop.com       Adjustments      800America
                             Assets
Current Assets
     Cash and Cash Equivalents                                     $1,780,803                                            $1,780,803
     Accounts Receivables (Net)                                     1,097,094                                             1,097,094
                                                                   ----------------------------------------------------------------
Total Current Assets                                                2,877,897                                             2,877,897

Property and Equipment
     Equipment (Net)                                                  592,575           383,800           -383,800 b        592,575
     Intangible Assets                                                                                     917,493 a        917,493
     Goodwill (Net)                                                   200,000                              900,000 a      1,100,000
                                                                   ----------------------------------------------------------------
Total Assets                                                        3,670,472           383,800          1,433,693        5,487,965
                                                                   ================================================================

               Liabilities, Mandatorily Redeemable
               Convertible Preferred Stock

Current Liabilities
     Accounts Payable                                                 209,011           536,700           -536,700 b        209,011
     Rebates Payable                                                  330,982                                               330,982
     Income Tax Payable                                               415,570                                               415,570
                                                                   ----------------------------------------------------------------
Total Current Liabilities                                             955,563           536,700           -536,700          955,563
                                                                   ----------------------------------------------------------------

Mandatory Redeemable
     Series A Convertible Preferred Stock                                             6,783,000         -6,783,000 b
                                                                   ----------------------------------------------------------------

Stockholders' Equity
     Common Stock                                                      12,450            82,600             10,817 a         23,267
                                                                                                           -82,600 b
     Additional Paid in Capital                                     1,402,112           693,500          1,806,676 a      3,208,788
                                                                                                          -693,500 b
     Retained Earnings                                              1,300,347        -7,712,000          7,712,000 b      1,300,347
                                                                   ----------------------------------------------------------------
Total Stockholders' Equity                                          2,714,909        -6,935,900          8,753,393        4,532,402
                                                                   ----------------------------------------------------------------

Total Liabilities and Stockholders' Equity                         $3,670,472          $383,800         $1,433,693       $5,487,965
                                                                   ================================================================


                      See Notes to the Unaudited Pro Forma
                      Combined Consolidated Financial Notes

                              800America.com, Inc.
                           Pro Forma Income Statement
                          Year Ended December 31, 1999



                                                                                                      Pro Forma
                                                             800America         InShop        Adjustments           Combined


Revenues                                                     $3,283,575               $0                           $3,283,575
                                                             ----------------------------------------------------------------

Cost and Expense
     Rebates                                                  2,135,668                                             2,135,668
     Web Site Development                                                        324,602                              324,602
     Content Development                                                         208,264                              208,264
                                                             ----------------------------------------------------------------
Total Cost of Revenues                                        2,135,668          532,866                            2,668,534
                                                             ----------------------------------------------------------------

Gross Margin                                                  1,147,907         -532,866                              615,041
                                                             ----------------------------------------------------------------

Operating Expense
     Sales and Marketing                                                       1,528,173                            1,528,173
     Technology                                                                  127,743                              127,743
     Advertising                                                397,738                                               397,738
     General and Administrative                                 474,999          982,716          191,070 a         1,648,785
                                                             ----------------------------------------------------------------
Total Operating Expense                                         872,737        2,638,632          191,070           3,702,439
                                                             ----------------------------------------------------------------

Profit (Loss) from Operations                                   275,170       -3,171,498         -191,070          -3,087,398
                                                             ----------------------------------------------------------------

Other Income (Expense)
     Interest and Other Income                                    5,810          111,416                              117,226
     Interest Expense                                                            -11,853                              -11,853
                                                             ----------------------------------------------------------------
Total                                                             5,810           99,563                              105,373

Income Tax (Expense) Benefit                                    -95,533                         1,061,828 c           966,295
                                                             ----------------------------------------------------------------

Net Income (Loss)                                              $185,447      ($3,071,935)        $870,758         ($2,015,730)
                                                             ----------------------------------------------------------------

Accretion of Mandatary
     Redeemable Convertible
     Preferred Stock to Redemption Value                                         -30,584           30,584 b
                                                             ----------------------------------------------------------------
Net Income (Loss)                                               185,447       -3,102,519          901,342          -2,015,730
                                                             ----------------------------------------------------------------

Basic Earnings Per Common Share Outstanding                       $0.03

Basic Weighted Average Common
     Shares Outstanding                                       6,243,132

Diluted Earnings Per CommonShare                                  $0.03

Diluted Weighted Average Common Share                         6,432,989



                      See Notes to the Unaudited Pro Forma
                      Combined Consolidated Financial Notes

                             800America . com, Inc.
                           Pro Forma Income Statement
                      Nine Months Ended September 30, 2000

                                                                                                         Pro Forma
                                                                   800America           Inshop         Adjustments      Combined

               Revenues                                            $9,512,208           $23,800                         $9,536,008
                                                                   ----------------------------------------------------------------

               Cost of Revenues
                    Web Site Development and Operations               486,453           526,400                           1,012,853
                    Contents                                                            488,200                             488,200
                    Rebates                                         4,876,154                                             4,876,154
                                                                   ----------------------------------------------------------------
               Total                                                5,362,607         1,014,600                           6,377,207
                                                                   ----------------------------------------------------------------

               General, Administration and Selling Expense
                    Sales and Marketing                             1,060,112         2,392,600                           3,452,712
                    Technology                                                          144,700                             144,700
                    General and Administration                      1,062,121           710,000            143,303        1,915,424
                                                                   ----------------------------------------------------------------
               Total                                                2,122,233         3,247,300            143,303        5,512,836
                                                                   ----------------------------------------------------------------

                     Operating Income (Loss)                        2,027,368        -4,238,100           -143,303       -2,354,035

               Income Tax (Expense) Benefit                          -689,305                 0          1,533,491          844,186
                                                                   ----------------------------------------------------------------

               Net Income (loss)                                   $1,338,063       ($4,238,100)        $1,390,188      ($1,509,849)
                                                                   ----------------------------------------------------------------

               Basic Earnings Per Common Share
                    Outstanding                                         $0.11
               Basic Weighted Average
                    Common Shares Outstanding                      12,350,000
               Diluted Earnings Per Share
                    Common Stock                                        $0.10
               Diluted Weighted Average
                    Common Stock                                   13,900,000



                      See Notes to the Unaudited Pro Forma
                      Combined Consolidated Financial Notes

                             800America.com, Inc.
                          Notes to Unaudited Pro Forma
                    Combined Condensed Financial Information












Note 1 - Significant Accounting Policies and Basis of Presentation

         The accompanying historical financial statements of 800America . com, Inc. (800America) and InShop . com (InShop)have been derived from financial statements prepared in accordance with U. S. generally accepted accounting principles.

         800America and Inshop's historic financial statements for the year ended December 31, 1999, used in the pro forma financial statements., were for each company based on their audited financial statements of and for the period ended December 31, 1999.

         800America and Inshop financial statements as of and for the nine months ended September 30, 2000, used in the pro forma financial statements are derived from each company's unaudited financial statements for that period.

Note 2 -  Pro Forma Adjustments Balance Sheet

     a. Balance sheet adjustments - to record the consideration paid for the net assets acquired at their fair market value.

                      Customer list              $917,493
                      Goodwill                    900,000
                                               ----------
                      Stock issued             $1,817,493
                                               ----------

     b. The above consideration was in the form of 1,817,493 shares of 800America issued for all the outstanding common and preferred stock of Inshop.

     c. The fair market value of the stock determined above was the average price traded for the month of the merger (October 2000) reduced by one-third for its restricted status and volatility. The customer list was comprised of retail stores around the country, who had agreed to participate with Inshop, and each name was valued at approximately nine (9) dollars. The equipment was not considered to have any value.

Note 3 - Pro Forma Adjustment Income Statement

     a. Intangibles resulting from the purchase will be amortized as follows until January 2, 2002 when Financial Accounting Standards Board Opinion No. 142 will be adopted dispensing with the amortization for Goodwill and requiring, at a minimum annual test for impairment and recognition of impairment losses in the future.

                      Goodwill                   15 years
                      Customer List               7 years

     b. Accretion of redemption value of preferred stock no longer be required with the merger and is terminated.

     c. To record income tax effects of the merger and pro forma adjustments. The net operating loss created during the year of merger would be used during the year of the merger and the subsequent year. The tax benefit will be created during the year of the merger.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           800AMERICA.COM, INC.


Date: May 9, 2002                          By: /s/ David E. Rabi
                                               -----------------------------
                                                David E. Rabi
                                                Chief Executive Officer